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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-59261) of Atmel Corporation of our reports dated January 15, 1998, on our audits of the consolidated financial statements and financial statement schedule of Atmel Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."


                                                      PricewaterhouseCoopers LLP


San Jose, California
October 2, 1998